QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4(e)

LEHMAN BROTHERS INC.,

LEHMAN BROTHERS HOLDINGS INC.,

as Guarantor,

AND

THE BANK OF NEW YORK,

as Trustee

FORM OF FIRST SUPPLEMENTAL INDENTURE

Dated as of            , 2003

        FIRST SUPPLEMENTAL INDENTURE, dated as of                        , 2003 (the "Supplemental Indenture"), among LEHMAN BROTHERS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

W I T N E S S E T H:

        WHEREAS, The Company has duly authorized the execution and delivery of an Indenture, dated as of October 23, 1995, between the Company and the Trustee, as amended and supplemented, to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as in the Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors; and

        WHEREAS, the Guarantor has determined that it is in its best interests to fully and unconditionally guarantee the due and punctual payment of the principal (including any amount in respect of original issue discount) of, and premium, if any, and interest, if any, on all outstanding and future Securities and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of such Securities, when and as the same shall become due and payable; and

        WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this Supplemental Indenture to provide for the guarantee by the Guarantor of the Securities of the Company under the Indenture; and

        WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement of the Company and of the Guarantor according to its terms have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized,

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Securities by the Holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company and the Guarantor covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of any series thereof, to supplement the Indenture as follows:

Section 1.    AMENDMENTS TO THE INDENTURE

        1.1    Amendment to Section 101 of the Indenture.    Section 101 of the Indenture is hereby amended by deleting the definitions of "Board of Directors," "Board Resolution," "Officers' Certificate," "Opinion of Counsel" and "Vice President" and inserting the following definitions, in the appropriate alphabetical sequence:

  "Board of Directors" means either the board of directors of the Company or the Guarantor, as the case may be, or any committee of either board duly authorized to act hereunder or any directors and/or officer of the Company or the Guarantor, as the case may be, to whom such board or committee shall have delegated its authority.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Guarantee" means the full and unconditional guarantee by the Guarantor set forth in Article 14.

  "Guarantor" means Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware.

  "Guarantor Order" or "Guarantor Request" means a written request or order signed in the name of the Guarantor by its Chairman of the Board, any Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, and Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, and delivered to the Trustee.

  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for (including an employee of) the Company or the Guarantor, as the case may be, and who shall be acceptable to the Trustee.

  "Vice President", when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        1.2    Amendment to Section 102 of the Indenture.    Section 102 of the Indenture is hereby amended by inserting the following paragraph as the new second paragraph thereto:

          "Upon any application or request by the Guarantor to the Trustee to take any action under any provision of this Indenture, the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished."

        1.3    Amendment to Section 103 of the Indenture.    Section 103 of the Indenture is hereby amended by inserting the following paragraph as the new third paragraph thereof:

          "Any certificate or opinion of an officer of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous."

        1.4    Amendment to Section 105 of the Indenture.    (a) Section 105 of the Indenture is hereby amended by deleting the current section heading thereof and replacing it with the following:

          "Notices, Etc., to Trustee, Company or Guarantor"

        (b)   Section 105 of the Indenture is hereby amended (i) by deleting the word "or" at the end of paragraph (1), (ii) by deleting the period and inserting the word ", or" at the end of paragraph (2) and (iii) by inserting the following paragraph as the final paragraph thereof:

          "(3)    the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at 745 Seventh Avenue, New York, New York 10019, attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Guarantor."

        1.5    Amendment to Section 115 of the Indenture.    Section 115 of the Indenture is hereby amended by inserting the following paragraph as the new second paragraph thereof:

          "No recourse shall be had for the payment of the Guarantee of the principal of (and premium, if any) or the interest, if any, on any Security or coupon of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Guarantor or of any successor corporation, either directly or indirectly through the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Guarantee of all the Securities and coupons of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Guarantor or of any successor corporation, either directly or indirectly through the Guarantor or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture, or to be implied herefrom therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture."

        1.6    Amendment to Section 301 of the Indenture.    Section 301 of the Indenture is hereby amended by adding the words "or the Guarantor" immediately following the words "covenant of the Company" in paragraph (20) and by deleting the word "and" at the end of paragraph (26), redesignating paragraph (27) as paragraph (28) and inserting the following paragraph in proper numerical order:

          "(27)    the terms and provisions of the Guarantee, to the extent that such provisions differ from those set forth herein; and"

        1.7    Amendment to Section 303 of the Indenture.    (a) Section 303 of the Indenture is hereby amended (i) by deleting the word "and" at the end of subparagraph (c), (ii) by redesignating subparagraph (d) as subparagraph (e) and (iii) by inserting the following paragraph as the new subparagraph (d) thereof:

          "(d)    that the Guarantee of such Securities, together with any coupons appertaining thereto, when the Securities are authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing."

        (b)   Section 303 of the Indenture is hereby amended by inserting the word ", Guarantee" immediately following the words "No Security" at the beginning of the seventh paragraph of such section.

        1.8    Amendment to Section 305 of the Indenture.    Section 305 of the Indenture is hereby amended by deleting the eleventh paragraph in its entirety and inserting in lieu thereof the following paragraph:

          "All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture (including the Guarantee), as the Securities surrendered upon such registration of transfer or exchange."

        1.9    Amendment to Section 308 of the Indenture.    Section 308 of the Indenture is hereby amended by inserting the words ", the Guarantor" immediately following the words "the Company" in each place such words appear.

        1.10    Amendment to Section 402 of the Indenture.    Section 402 of the Indenture is hereby amended (i) by inserting the words "or the Guarantor" immediately following the words "including the Company" in subparagraph (a) thereof; (ii) by inserting the words "or the Guarantor, as the case may be," immediately following the words "or pay to the Company" in subparagraph (c) thereof; and (iii) by inserting the words "or Guarantor Request" immediately following the words "upon Company Request" in subparagraph (c) thereof.

        1.11    Amendment to Section 501 of the Indenture.    Section 501 of the Indenture is hereby amended by redesignating subparagraph (7) as subparagraph (9) and by inserting the following paragraphs in proper numerical order:

          "(7)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (8)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Guarantor in furtherance of any such action; or"

        1.12    Amendment to Section 509 of the Indenture.    Section 509 of the Indenture is hereby amended by inserting the words ", the Guarantor" immediately following the words "subject to any determination in such proceeding, the Company".

        1.13    Amendment to Section 514 of the Indenture.    Section 514 of the Indenture is hereby amended by inserting the words "or the Guarantor" immediately following the words "suit instituted by the Company".

        1.14    Amendment to Section 515 of the Indenture.    Section 515 of the Indenture is hereby amended by deleting the words "the Company" in each place of the two places where such words appear and inserting in each place in lieu thereof the words "each of the Company and the Guarantor".

        1.15    Amendment to Section 704 of the Indenture.    (a) Section 704 of the Indenture is hereby amended by deleting the current section heading thereof and replacing it with the following:

          "Reports by Company and Guarantor"

        (b) Section 704 of the Indenture is hereby amended by redesignating the first paragraph thereof as subsection (a) and by inserting the following paragraph as the new subsection (b) thereof:

    "(b)    The Guarantor shall:

    (1)    file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

    (2)    file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

    (3)    transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Securities, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to Section 703(a), such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission."

        1.16    Amendment to Section 801 of the Indenture.    (a) Section 801 of the Indenture is hereby amended by deleting the current section heading thereof and replacing it with the following:

          "Company and Guarantor May Consolidate, Etc., Only on Certain Terms"

        (b)    Section 801 of the Indenture is hereby amended by redesignating the first paragraph thereof as subsection (a) and by inserting the following paragraph as the new subsection (b) thereof:

          "(b)    The Guarantor shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless:

    (1)    in case the Guarantor shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, (including all Additional Amounts, if any, payable pursuant to Section 1008) on all the Securities and any related coupons and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

    (2)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Guarantor or a Subsidiary as a result of such transaction as having been incurred by the Guarantor or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

    (3)    the successor corporation assuming the Guarantee shall have agreed, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States Federal estate tax paid solely as a result of such assumption in respect of Guarantee held by individuals who are not citizens or residents of the United States at the time of their death; and

    (4)    the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with."

        1.17    Amendment to Section 802 of the Indenture.    Section 802 of the Indenture is hereby amended by inserting the following paragraph as the new second paragraph thereof:

    "Upon any consolidation by the Guarantor with or merger by the Guarantor into any other corporation or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and any related coupons."

        1.18    Amendment to Section 901 of the Indenture.    (a) Section 901 of the Indenture is hereby amended by inserting the words "the Guarantor, when authorized by a Board Resolution," immediately following the words "the Company, when authorized by a Board Resolution," in the introductory sentence thereof.

  (b)
  Section 1101 of the Indenture is hereby amended by redesignating subparagraphs (3), (4), (5), (6), (7), (8), (9), (10) and (11), respectively, as new subparagraphs (5), (6), (7), (8), (9), (10), (11), (12) and (13), respectively, and by inserting the following subparagraphs in proper numerical order:

      "(3) to evidence the succession of another corporation to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein and in the Securities; or

      "(4) to add to the covenants of the Guarantor for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Guarantor; or"

        1.19    Amendment to Section 902 of the Indenture.    Section 902 of the Indenture is hereby amended by inserting the words "the Guarantor, when authorized by a Board Resolution," immediately following the words "the Company, when authorized by a Board Resolution," in the introductory sentence thereof.

        1.20    Amendment to Section 1003 of the Indenture.    Section 1003 of the Indenture is hereby amended by deleting the final paragraph in its entirety and inserting in lieu thereof the following paragraph:

    "Any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law as determined by the Company, be paid to the Company on Company Request or the Guarantor on Guarantor Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be transmitted once, in the manner and to the extent provided in Section 106, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor."

        1.21    Amendment to Section 1006 of the Indenture.    Section 1006 of the Indenture is hereby amended by inserting the following paragraphs as the new third, fourth and fifth paragraphs respectively thereof:

    "The Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an officers' certificate of the principal executive officer, principal financial or principal accounting officer of the Guarantor, stating whether or not to the best knowledge of the signers thereof the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 1006, any such default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

    In addition, the Guarantor shall file with the Trustee written notice of the occurrence of any default or Event of Default within five Business Days of its becoming aware of any such default or Event of Default.

    Such officers' certificate or written notice of the Company and the Guarantor may be in the form of one certificate or notice signed by the appropriate officers of the Company and the Guarantor."

Section 2. GUARANTEE

        2.1    Addition of New Article 14 of the Indenture.    Article 14 of the Indenture is hereby created and the following shall be inserted therein:

ARTICLE FOURTEEN
THE GUARANTEES

        Section    1401.    Except as otherwise set forth in a supplemental indenture or provided in or pursuant to a Board Resolution and set forth in an Officers' Certificate, the Guarantor hereby unconditionally guarantees to the Holder of the Securities of each series authenticated and delivered by the Trustee, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal (including any amount in respect of original issue discount) of, and premium, if any, and interest, if any, on such Securities and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of such Securities, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of such Securities and of the Indenture and this Supplemental Indenture. The Guarantor agrees that in case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), premium, interest, sinking fund payment, or analogous obligation, the Guarantor shall duly and punctually pay the same, as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any extension of the time for payment of any such Security, any modification of any such Security or any supplemental indenture or Board Resolution and Officers' Certificate relating thereto, any invalidity, irregularity or unenforceability of any such Security or the Indenture or this Supplemental Indenture, any failure or delay to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

        The Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives (to the extent that it may lawfully do so) any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantee.

        The Guarantor hereby waives (to the extent that it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, thereon.

        The Guarantor agrees that the Guarantee with respect to each series of Securities shall remain in full force and effect until payment in full of all the Securities of such series. The Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, on any series of Securities is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

        The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of the obligations guaranteed hereby as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 1401.

        The Guarantor shall be subrogated to all rights of the Holders of the Securities of a series against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders until payment in full of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, on all Securities of such series. The Guarantor hereby waives (to the extent that it may lawfully do so) any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or the Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder; or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

Section 3. MISCELLANEOUS

        3.1    Continuance of Indenture.    This Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Supplemental Indenture, shall continue in full force and effect.

        3.2    Defined Terms.    All capitalized terms used in this Supplemental Indenture which are defined in the Indenture, but not otherwise defined herein, shall have the same meanings assigned to them in the Indenture.

        3.3    Conflict with Trust Indenture Act.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

        3.4    Successors and Assigns.    All covenants and agreements in this Supplemental Indenture by the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

        3.5    Separability Clause.    In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.6    Governing Law.    This Supplemental Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

        3.7    The Trustee.    The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

        3.8    Execution in Counterparts.    This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        The Bank of New York hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

        IN WITNESS WHEREOF, Lehman Brothers Inc. has caused this Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents, Lehman Brothers Holdings Inc. has caused this Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents, and The Bank of New York, as Trustee, has caused this Supplemental Indenture to be signed and acknowledged by one its authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its authorized officers, as of the day and year first above written.

LEHMAN BROTHERS INC.
By:	Name: Title:

LEHMAN BROTHERS HOLDINGS INC., as Guarantor
By:	Name: Title:

THE BANK OF NEW YORK, as Trustee
By:	Authorized Officer

QuickLinks

  Exhibit 4(e)